UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2007, William I. Lees provided AboveNet, Inc. (the “Company”) with notice that he would be resigning from his position as Vice President and Chief Accounting Officer of the Company.  Mr. Lees’s resignation will be effective as of September 7, 2007.

In connection with his departure from the Company, the Company has agreed to provide Mr. Lees with six (6) months’ severance pay and a pro rata bonus for the period of his employment in 2007, which will be paid in a combined lump sum amount of $162,077, and health and welfare benefits for a six month period. In addition, vesting will be accelerated for options to purchase 2,500 shares of the Company’s common stock and 4,500 restricted stock units. The provision of severance pay and benefits and the accelerated vesting of options and stock units will be subject to execution of appropriate documentation by the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2007

ABOVENET, INC.

By	/s/ Robert Sokota
Robert Sokota,
Senior Vice President and General Counsel